SECURITY AGREEMENT


         THIS SECURITY AGREEMENT dated as of July __, 1999 (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, this "Agreement"), by and among DATAMETRICS CORPORATION, a Delaware corporation having its chief executive office at 25B Hanover Road, Suite 3305, Florham Park, New Jersey 07932 (the "Debtor"); Bruce Galloway, an individual with an address of c/o Burnham Securities, 1325 Avenue of the Americas, 17th Floor, New York, NY 10105 as Agent (the "Secured Party Agent") for certain parties described as "Subscribers" in that certain 12% Subordinated Convertible Secured Note Subscription Agreement(s) of even date herewith (collectively, the "Subscription Agreement") between the Debtor, the Secured Party; and such Subscribers ("Holders"). Any capitalized terms not specifically defined herein shall have the meaning assigned to such terms in the Subscription Agreement and the documents and instruments related thereto.

                                   WITNESSETH:

         WHEREAS, pursuant to the Subscription Agreement, the Debtor is concurrently herewith issuing to each of the Holders a 12% Subordinated Convertible Secured Note (the "Notes") in the amount set forth in the Subscription Agreement, pursuant to which the Debtor promises to pay to the Holders thereof, the principal amount thereof, together with all accrued interest thereon, secured by a security interest in the Collateral (as such term is hereinafter defined) in favor of the Holders and the Secured Party Agent;

         WHEREAS, the security interests of the Holders rank pari passu to each other; and

         WHEREAS, each of the Holder and the Debtor desire that the security interest in the Collateral granted in favor of the respective Holders shall be subordinate to the rights of any holders of any Senior Debt in the Collateral.

         WHEREAS, each of the Holders does hereby appoint the Secured Party Agent as its agent and attorney in fact to hold, and act on behalf of him, her, it with respect to, the security interests and rights granted hereunder.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement hereinafter set forth, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms used herein and not defend herein shall have the meaning given such term in the Notes. As used herein, the following words shall have the following meanings:

         (a) "ACCOUNT(S)": Any and all rights of Debtor to payment for goods sold or leased or for services rendered at the Property; all accounts receivable of Debtor; all obligations owing to Debtor and evidenced by an instrument or chattel paper; all rights of Debtor to payment under contracts not yet earned by performance and not evidenced by an instrument or chattel paper; any and all obligations owing to Debtor of any kind or nature, including all writings, if any, evidencing the same, including all instruments, drafts, acceptances and chattel paper; and all proceeds of any of the foregoing. There is further included within the term "Accounts" all right, title and interest of Debtor in and to the Inventory which gave rise to any Account (including the right of stoppage in transit) all guaranties of, and security and liens with respect to any Account, and all accounts and documents of Debtor as those terms are defined in the Uniform Commercial Code. The term "Accounts" shall also include any of the foregoing types of property related to the Property in which the Debtor has any interest.

         (b) "ACCOUNT DEBTOR": Any person, firm, corporation or other entity who is obligated to the Debtor on an Account.

         (c) "COLLATERAL": All present and future right, title and interest of Debtor in all Accounts, Inventory, Equipment and Leasehold Improvements, General Intangibles and all of Debtor's other real and personal property of every kind and nature located in or on, or used, or intended to be used in connection with, related to or incidental to the Debtor's business, whether now existing or hereafter arising or acquired, and wherever located and all proceeds and products thereof, including without limitation all proceeds of fire, credit and other insurance, excluding however, all insurance maintained on the lives of current or former employees.

         (d) "EQUIPMENT AND LEASEHOLD IMPROVEMENTS": All of Debtor's machinery, equipment, furniture, fixtures, trade fixtures, rolling stock and leasehold improvements, and intending to include all tangible personal property utilized in the conduct of Debtor's business (but excluding any property hereinbefore defined as "Inventory") and all additions, accessions, substitutions, components and replacements thereto, therefor and thereof and all proceeds thereof. (The reservation by Secured Party of its right to proceeds shall not be construed as a consent by Secured Party to the sale or other disposition of Equipment or of any interest therein.)

         (e) "GENERAL INTANGIBLES": All of Debtor's general intangibles as defined in the Uniform Commercial Code and all proceeds thereof, including without limitation, any and all rights of Debtor to any refund of any tax assessed against Debtor or paid by Debtor, and all contracts, licenses, permits, interests, agreements, warranties and approvals.

         (f) "INVENTORY": All of the Debtor's inventory, goods, merchandise, raw materials, work-in-process, finished inventory and other tangible personal property held by Debtor for sale or lease, furnished or to be furnished under contracts of service, or used or consumed in Debtor's business, goods in transit, any and all returned or repossessed inventory or merchandise, and all documents of title (whether negotiable or non-negotiable) representing any of the foregoing, and all proceeds thereof.



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         (g)  "MATERIAL  ADVERSE  EFFECT":  A  material  adverse  effect  on the condition (financial or otherwise) or on the earnings, business affairs, properties, or assets of the Debtor.

         (h) "MAJORITY OF THE HOLDERS": Holders of Notes representing 65% of the aggregate principal balance remaining outstanding under the Notes as of the time of calculation.

         (i) "OBLIGATIONS": All debts, liabilities and obligation of Debtor to the Holders and the Secured Party Agent, as agent for the Holders, under the Note and this Agreement.

         SECTION 2. PLEDGE. Subject to the rights of the Senior Lender, and pursuant to the grant of authority and agency hereby irrevocably grants to the Secured Party Agent by each of the Holders, Debtor hereby pledges, assigns, transfers and grants to Secured Party Agent, a security interest in all of the Collateral, which security interest is to secure the prompt and full payment and performance of all of the Obligations.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to the Holder that, as of the date of this Agreement:

         3.1 ORGANIZATION/QUALIFICATION. The Debtor is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Debtor has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Debtor is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where its failure to be so qualified would not have a Material Adverse Effect on the Debtor.

         3.2 AUTHORIZATION. The Debtor has all requisite corporate right, power and authority to execute and deliver this Agreement and the Security Documents and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Debtor, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement.

         SECTION 4. AFFIRMATIVE COVENANTS. The Debtor hereby covenants and agrees that, from the date hereof and until the principal and interest hereunder have been fully paid and satisfied, unless a Majority of the Holders shall consent otherwise in writing:

         4.1 CORPORATE EXISTENCE. The Debtor: (i) shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be necessary (A) to maintain its due organization, valid existence and good standing under the laws of its state of incorporation, and (B) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect; and (ii) shall not do, and shall not cause, suffer or permit to be done (by itself or otherwise), any act impairing its power or authority (A) to carry on its business as now conducted or (B) to execute or deliver this Agreement or any other Security Document to which it is a party, or to perform any of its obligations hereunder or thereunder.


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

         4.2 PAYMENT OF CREDITORS. The Debtor shall comply with and observe all material provisions of any instrument or agreement delivered to the Senior Lender in connection with the Senior Debt. During any period in which there is no Senior Debt outstanding, the Debtor shall: (i) pay, or cause to be paid, all of its indebtedness and other liabilities and lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due, unless alternative payment arrangements have been made; (ii) perform, or cause to be performed, all of its obligations promptly and in accordance with the respective terms and provisions thereof, unless alternative performance arrangements have been made; and (iii) promptly pay and discharge, or cause to be paid and discharged, all taxes, assessments and other governmental charges and levies imposed upon the Debtor, upon its income or receipts or upon any of its assets and properties on or before the last day on which the same may be paid without penalty; provided, however, that it shall not constitute a breach of this
Section if the Debtor fails to perform any such obligation or to pay any such indebtedness or other liability (except for the principal and interest obligations hereunder), tax, assessment, or governmental or other charge, levy or claim: (A) that (1) is being delayed, in the case of trade payables (but not other obligations), in accordance with the normal payment practices of the Debtor, or (2) is being contested in good faith and by proper proceedings diligently pursued, or (3) is less than $100,000 in the aggregate; (B) if the effect of such failure to pay or perform will not (1) cause or permit the acceleration of the maturity of any other indebtedness or obligation of the Debtor (i.e., other than the one being contested), or (2) subject any part of the assets and properties of the Debtor to attachment, levy or forfeiture; (C) for which the Debtor has obtained a bond or insurance, or established a reserve, in an amount that in the judgment of the Secured Party is adequate and satisfactory; and (D) so long as the aggregate amount of such unpaid overdue items does not at any time exceed $1,500,000.

         SECTION 5. NEGATIVE COVENANTS. The Debtor covenants and agrees that, from the date hereof until its obligations under the Notes have been fully paid and satisfied, unless the Secured Party Agent, acting on behalf of a Majority of the Holders, shall consent otherwise in writing:

         5.1 NO PAYMENTS. The Debtor shall not prepay, acquire or otherwise satisfy, in whole or in part, any of its indebtedness prior to when due, except indebtedness owed to the holder(s) of any Senior Debt or the Obligations.

         5.2 NO GUARANTEES. The Debtor shall not directly or indirectly make, create, incur, assume, permit to exist, increase, renew or extend any guaranty on its part of any indebtedness or other obligation of any other person.

         5.3 NO SALES. The Debtor shall not directly or indirectly effect, enter into or offer or agree to: (i) any sale, lease, assignment, conveyance, spin-off or other transfer or disposition of all or any material part of its business or assets and properties; (ii) any merger, consolidation, dissolution, liquidation or winding up, excluding, however, any merger or similar transaction of the subsidiaries of the Debtor into the Debtor; or (iii) any material change in the character of its business as conducted on the date of this Agreement, or any adverse change in the method by which that business is conducted.


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         5.4 NO  REDEMPTIONS.  The Debtor shall not directly or indirectly:  (i)
redeem, purchase or otherwise acquire any securities issued by the Debtor or any option or other right to acquire any such securities other than as and when the same shall come due or be available for call under the terms of any governing instruments; or (ii) covenant or otherwise arrange with any person other than a Senior Lender to directly or indirectly limit or otherwise restrict any dividend, advance or other payment or distribution (whether of cash or otherwise) to or for the benefit of the Holders.

         5.5 NO RELATED TRANSACTIONS. The Debtor shall not directly or indirectly enter into any transaction with, or use any material asset or property of, any affiliate of the Debtor (including, without limitation, the lease, purchase, sale or exchange of any asset or property, any advance or loan, the provision of any services, or any allocation of administrative salaries, expenses and other general overhead), other than in the ordinary course and pursuant to the reasonable requirement of the business of the Debtor and upon fair and reasonable terms and provisions no less favorable to the Debtor than it could have obtained in a comparable arm'slength transaction with a person who is not an affiliate of the Debtor; provided that the foregoing restriction shall not apply to (i) the payment of reasonable and customary regular fees to directors of the Debtor who are not employees of the Debtor; (ii) loans and advances to officers of the Debtor approved by the Board of Directors of the Debtor; (iii) reasonable employment arrangements and benefit programs approved by the Board of Directors of the Debtor; and (iv) the grant of reasonable stock options or similar rights to employees and directors of the Debtor pursuant to plans approved by the Board of Directors.

         5.6 OFFICES; RECORDS. Debtor has places of business only at 25B Hanover Road, Suite 3305, Florham Park, NJ; 1717 Diplomacy Row, Orlando, FL; and , CA and all Collateral presently owned or hereafter acquired by Debtor, and all records relating thereto shall be kept only at one of those locations, and Debtor shall notify Secured Party Agent no less than thirty (30) days before any change is made in the foregoing addresses.

         SECTION 6. TERMINATION OF SECURITY INTEREST. The Security Interest granted hereunder shall terminate when the Obligations shall have been fully paid and satisfied. Upon such complete payment and satisfaction, the Secured Party Agent shall reassign, release and/or deliver to the Debtor all Collateral then held by or at the direction of the Secured Party; and the Secured Party Agent shall execute and deliver to the Debtor for filing in each office in which any financing statement, mortgage, or lease, or assignment thereof, relating to the Collateral, or any part thereof, shall have been filed, a termination statement under the Uniform Commercial Code or an appropriate satisfaction, release, reconveyance or reassignment releasing the Secured Party Agent's and the Holders' interests therein, and any other instrument or document that the Debtor deems reasonably necessary to evidence the termination of the Secured Party's and the Holders' security interest.

         SECTION 7. EVENTS OF DEFAULT. Each of the following events shall constitute a default under this Agreement (each, an "EVENT OF DEFAULT"): (a) the material breach of any representation, warranty or covenant contained in this Agreement; or (b) the occurrence of any Event of Default set forth in the Note.


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         SECTION  8.  RIGHTS  OF THE  HOLDERS  AND  SECURED  PARTY  AGENT TO THE
COLLATERAL. Upon the occurrence and during the continuance of any Event of Default and subject and subordinated in right of payment to any rights of the holder(s) of any Senior Debt in and to the Collateral, a Majority of the Holders may cause the Secured Party Agent to take any or all of the following actions, after giving the Debtor and the holders of Senior Debt at least 20 business days' prior written notice (which notice period the Debtor acknowledges and agrees to be adequate and reasonable):

         (a)  prohibit  the  Debtor  from  taking  any  action   respecting  any
         Collateral otherwise permitted by this Agreement;

         (b) notify any other obligors, issuers, custodians and parties with respect to or interested in any item of the Collateral of the Holder's interest therein or of any action proposed to be taken with respect thereto, and direct one or more of those parties to make all payments, distributions and proceeds otherwise payable to the Debtor with respect thereto directly to the Secured Party Agent on behalf of the Holders Party, or its order, until notified by a Secured Party Agent that all of the Obligations to the Holders have been fully paid and satisfied;

         (c) receive and retain all payments, distributions and proceeds of any kind with respect to any and all of the Collateral;

         (d) take any action with respect to the offer, sale, lease or other disposition, and delivery of the whole of, or from time to time any one or more items of, the Collateral;

         (e) exercise any voting, consent, enforcement or other right, power, privilege, remedy or interest of the Debtor pertaining to any item of Collateral to the same extent as if the Holders were the outright owners thereof;

         (f) take possession of and thereafter deal with or use from time to time all or any part of the Collateral in all respects as if the Holders were the outright owners thereof; and

         (g) in addition to, and not by way of limitation of, any of the rights specified above, exercise or enforce any and all rights, powers, privileges, remedies and interest afforded to the Secured Parties under the Note, this Agreement and any and all provisions of applicable law (including, without limitation, the Uniform Commercial Code), whether as a secured party in possession of Collateral or otherwise.

         SECTION 9. APPLICATION OF PROCEEDS, ETC. The Secured Party Agent shall collect the cash proceeds received from any sale or other disposition or from any other source contemplated by Section 8 hereof, and, after deducting all costs and expenses incurred by him and any person designated to take any of the actions enumerated in Section 8 hereof in connection with such collection and sale or disposition (including, without limitation, attorneys' fees, disbursements and expenses), the Secured Party Agent shall apply the same to the Obligations in accordance with the terms and provisions of the Note and this Agreement. In the event any funds remain after


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satisfaction  in full of all  such  Obligations,  then  the  remainder  shall be returned to the Debtor. In the event that the amount of all proceeds received with respect to and in liquidation of the Collateral shall be insufficient to pay and satisfy Obligations in full, the Debtor acknowledges and agrees that the Debtor shall remain and be liable for any deficiency.

         SECTION 10.       FURTHER ASSURANCES.

         (a) The Debtor agrees to do such further acts and things, and to execute and deliver, all such statements, assignments, agreements, instruments and other documents, as the Secured Party from time to time reasonably request in connection with the administration, maintenance, enforcement or adjudication of the Notes and this Agreement in order
         (i) to evidence, confirm, perfect or protect the Security Interest granted or required to have been granted under this Agreement, or (ii) to otherwise effectuate the purpose and the terms and provisions of this Agreement, provided that, the Secured Party Agent shall be responsible for the preparation and filing, if applicable, of any such assignments, financing statements and other documents.

         (b) The Holders and the Secured Party Agent jointly and severally hereby agree to do such further acts and things, and to execute and deliver, all such statements, assignments, agreements, instruments and other documents as the Debtor or any Senior Lender may from time to time or at any time reasonably request in connection with the administration, maintenance, enforcement or adjudication of the Notes or this Agreement, the priority of the Senior Lender and the subordination of the rights of the Holders and the Secured Party Agent to the Senior Lender, or otherwise as needed (i) to evidence, confirm, perfect or effect the subordinate nature of the Notes and the Security Interest granted or intended to have been granted under this Agreement, or (ii) to otherwise effectuate the purpose and the terms and provisions of the Notes and this Agreement, provided that, the Debtor shall be responsible for the preparation and filing, if applicable, of any such assignments, subordination statements and other documents.

         SECTION 11. SECURED PARTY AGREEMENT. The Secured Party Agent shall hold the Collateral and act hereunder solely for the benefit of Holders; and the duties and responsibilities of the Secured Party Agent are limited to those expressly set forth herein: (a) The Secured Party Agent, in its sole discretion, may disregard any and all notices or instructions, excepting only such notices or instructions as are hereinabove provided for and excepting orders or process of any court or binding arbitration entered or issued with or without jurisdiction, including without limitation any attachment, garnishment, levy, stay, injunction, or declaratory judgment; (b) the Secured Party Agent may rely and shall be fully protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which it has no reasonable basis to believe to be other than accurate, truthful and genuine and to have been signed as presented by the proper party or parties and shall have no liability or responsibility with respect to the form, execution or validity thereof; (c) the Secured Party Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder unless and until it has received full indemnity in an amount, and of such character, as it shall in its sole discretion require, against any


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and all  claims,  liabilities,  judgments,  attorneys'  fees and other costs and expenses of any and every kind in relation thereto; (d) the Holders agree jointly and severally to indemnify and save the Secured Party Agent harmless from and against any and all claims, liabilities, judgments, attorneys' fees and other costs and expenses of any and every kind and nature, whether or not suit is commenced, which may be incurred or sustained by it by reason of its compliance or attempted compliance with the terms hereof; (e) the Secured Party Agent shall provide prompt written notice to each Holder each time the Secured Agent Party becomes aware of any event for which the Secured Party Agent believes it is entitled to be indemnified hereunder; each Holder shall have the opportunity to defend, or participate in the defense of, all claims for which they may have to indemnify the Secured Party Agent hereunder; (f) the Secured Party Agent shall not be responsible for any act or failure to act on its part except in the case of its own bad faith or gross negligence; (g) the Secured Party Agent shall have no responsibility whatsoever with respect to the recitals contained herein or any other agreements, documents, obligations or rights between Holders and Debtor.

         SECTION 12. JURISDICTION. The Debtor hereby irrevocably consents and submits to, and the Secured Party, by its acceptance hereof, likewise hereby irrevocably consents and submits to, the exclusive jurisdiction of the United States District Court for the State of New Jersey in connection with any proceeding arising out of or relating to this Agreement or the Security
Documents, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such proceeding in which case, the Debtor irrevocably consents and submits to, and the Secured Party, by its acceptance hereof, likewise irrevocably consents and submits to, the jurisdiction of the courts of the State of New Jersey in connection with such proceeding and waives any objection to venue in Morris County, State of New Jersey) and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by Section 13 hereof.

         SECTION 13. NOTICES. All notices and other communications required or permitted to be given in respect of this Agreement shall be in writing and shall be given as and shall be deemed to have been given if so given) by delivery, telegram, telex or facsimile, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery, provided that any notice delivered as herein provided shall also be delivered by facsimile (if a facsimile number is provided below) at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

         (i)      If to the Debtor, to:

                  Datametrics Corporation
                  25B Hanover Road; #3305
                  Florham Park, NJ 07932
                  Attn.: Daniel P. Ginns, CEO
                  Facsimile No.: (973) 377-5736


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

                  With a copy to:

                  Lane Altman & Owens LLP
                  101 Federal Street
                  Boston, MA 02110
                  Attn: Joseph F. Mazzella
                  Facsimile No.: (617) 345-0400

         (ii) If to the Secured Party Agent, to:

                  c/o Burnham Securities
                  1325 Avenue of the Americas, 17th Floor
                  New York, NY  10105

         SECTION 14. REIMBURSEMENT. The Debtor agrees to reimburse the Secured Party for all its costs and expenses, including reasonable attorneys' fees and disbursements, expended in collecting any amounts due hereunder or in otherwise enforcing any of its rights hereunder.

         SECTION 15. SEVERABILITY. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement and the other Security Documents, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

         SECTION 16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 17. GOVERNING LAW. This Agreement has been executed and delivered in the State of New Jersey and shall be governed by and construed in accordance with the applicable laws pertaining in the State of New Jersey (other than those that would defer to the substantive laws of another jurisdiction).

         SECTION 18. SUCCESSORS AND ASSIGNS, ASSIGNMENT AND INTENDED BENEFICIARIES. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Debtor in this Agreement shall inure to the benefit of the participants and other successors and assigns of the Secured Party.

         SECTION 19. ENTIRE AGREEMENT. This Agreement, the Note, and the other instruments executed pursuant to the Subscription Agreement contain the entire agreement of the parties and supersedes all other representations, warranties, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein and therein.

         IN WITNESS WHEREOF, the Debtor, each Holder and the Secured Party Agent have executed and delivered this Agreement as of the date first written above.

                                       DEBTOR: DATAMETRICS CORPORATION


                                       By: _____________________________________
                                           Name:       Daniel P. Ginns
                                           Title:      Chief Executive Officer

                                           25B Hanover Road, Suite 3305
                                           Florham Park, New Jersey 07932
                                           Facsimile No.: 973-377-5736


                                  SECURED PARTY AGENT:


                                  __________________________________
                                  Name: Bruce Galloway


Holders:


_____________________________                    _______________________________


_____________________________                    _______________________________


_____________________________                    _______________________________


_____________________________                    _______________________________



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